Exhibit 99.1

DSP Group, Inc. Reports Third Quarter 2012 Earnings

SAN JOSE, Calif., November 5, 2012—DSP Group, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the third quarter ended September 30, 2012.

Third Quarter Results:

Revenues for the third quarter of 2012 were $36,666,000, a decrease of 24% from revenues of $48,373,000 for the third quarter of 2011. Net loss for the third quarter of 2012 was $2,415,000, as compared to net loss of $4,814,000 for the third quarter of 2011. Diluted earnings per share (EPS) for the third quarter of 2012 were a loss of $0.11 per share, as compared to a loss of $0.21 per share for the third quarter of 2011.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the third quarter of 2012 were $114,000 and $0.01 per share, respectively, as compared to non-GAAP net loss of $846,000 and a loss per share of $0.04 for the third quarter of 2011. Non-GAAP net income and diluted EPS for the third quarter of 2012 excluded the impact of amortization of acquired intangible assets of $592,000 associated with the acquisition of NXP’s CIPT business and BoneTone Communications; equity-based compensation expenses of $1,108,000; restructuring expenses of $1,315,000 and a tax benefit of $486,000 resulting from the reversal of income tax contingency reserve that was determined to be no longer needed due to the expiration of applicable statute of limitations. Non-GAAP net loss and EPS for the third quarter of 2011 excluded the impact of amortization of acquired intangible assets of $2,197,000 associated with the acquisition of the CIPT business; equity-based compensation expenses of $1,351,000 and restructuring expenses of $420,000.

Ofer Elyakim, CEO of DSP Group, stated: “Despite our dissatisfaction with the low level of sales recorded in the third quarter, driven by softer market demand for consumer electronics in general and cordless telephony products in particular, we succeeded in offsetting this weakness and ended the quarter with non-GAAP net income, driven by improving gross margins and a more flexible cost structure. Finally, we remain on track to meet our objective of generating positive operating cash flows for 2012.”

Presentation on non-GAAP Net Income Calculation

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended September 30, 2012 to the same period in 2011 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensations expenses are reflected on its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about meeting the Company’s objective of generating positive operating cash flows in 2012. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including the timing and ability of the consumer electronics market to recover and the corresponding recovery of DSP Group’s customers; unexpected delays in the commercial launch of new products; the impact of reductions in lead times and inventory levels by DSP Group customers and their customers; slower than expected change in the nature of residential communications domain; DSP Group’s inability to develop and produce new products at competitive costs and in a timely manner or failure of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10 K for fiscal 2011 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications. Delivering semiconductor system solutions with software and reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market.

At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, DECT ULE, Wi-Fi, PSTN, HDClear™, video and VoIP technologies.

DSP Group enables converged voice, audio, video and data connectivity across diverse mobile, consumer and enterprise products – from mobile devices, connected multimedia screens, and home automation & security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home, office and on the go. For more information, visit www.dspg.com.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. ET today to discuss the financial results for the third quarter of 2012 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section of DSP Group’s Web site at www.dspg.com or link to: http://www.media-server.com/m/p/6arc34c8

If you cannot join the call, please listen to the replay, which will be available for one week after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # +1 347 366 9565 (passcode: 9573540#)

—International Dial-In # +44 203 427 0598 (passcode: 9573540#)

For more information, please contact Orly Garini-Dil at 1-408-240-6822 or orly.garini@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$36,666	$48,373	$124,361	$155,666
Cost of revenues	22,764	30,853	77,970	99,167

Gross profit	13,902	17,520	46,391	56,499
Operating expenses:
Research and development, net	9,632	12,570	33,029	40,970
Sales and marketing	3,502	4,179	11,297	12,357
General and administrative	2,329	3,282	8,160	9,952
Amortization of intangible assets	592	2,197	1,778	6,591
Restructuring expenses (income)	1,315	420	2,008	(170)

Total operating expenses	17,370	22,648	56,272	69,700

Operating loss	(3,468)	(5,128)	(9,881)	(13,201)
Financial income, net	666	455	1,732	1,333

Loss before taxes on income	(2,802)	(4,673)	(8,149)	(11,868)
Taxes on income (income tax benefit)	(387)	141	(247)	(448)

Net loss	$(2,415)	$(4,814)	$(7,902)	$(11,420)

Net loss per share:
Basic and Diluted	$(0.11)	$(0.21)	$(0.36)	$(0.49)
Weighted average number of shares of common stock used in the computation of:
Basic and Diluted net loss per share	21,775	23,371	22,025	23,397

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	($2,415)	($4,814)	($7,902)	($11,420)
Equity-based compensation expense included in cost of revenues and other	72	94	277	328
Equity-based compensation expense included in Research and Development, net	538	635	1,995	2,241
Equity-based compensation expense included in Sales and Marketing	173	231	641	794
Equity-based compensation expense included in General and Administrative	325	391	1,139	1,700
Amortization of intangible assets	592	2,197	1,778	6,591
Reversal of an income tax contingency reserve that was determined to be no longer needed due to the expiration of applicable statutes of limitation	(486)	—	(486)	—
Restructuring expenses (income)	1,315	420	2,008	(170)

Non-GAAP net income (loss)	$114	$(846)	$(550)	$64

GAAP weighted-average number of common stock used in computation of basic and diluted loss per share (in thousands)	21,775	23,371	22,025	23,397
weighted – average number of shares related to outstanding options and SARS (in thousands)	38	—	—	—
weighted-average number of common stock used in computation of Non-GAAP diluted net income and loss per share (in thousands)	21,813	23,371	22,025	23,397
GAAP Diluted net loss per share	($0.11)	($0.21)	($0.36)	($0.49)
Equity-based compensation expense	0.05	0.06	0.19	0.22
Amortization of intangible assets	0.03	0.09	0.08	0.28
Reversal of an income tax contingency reserve	(0.02)	—	(0.02)	—
Restructuring expenses (income)	0.06	0.02	0.09	(0.01)
Non-GAAP diluted net income (loss) per share	$0.01	$(0.04)	$(0.02)	$0.00

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2012	December 31, 2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents Restricted deposits	$19,169 121	$18,109 128
Marketable securities and short term deposits	21,037	30,626
Trade receivables	23,182	25,643
Inventories	14,592	16,434
Other accounts receivable and prepaid expenses	4,034	5,343
Deferred income taxes	124	89

Total current assets	82,259	96,372
Property and equipment, net	4,157	5,803
Long term marketable securities and deposits	71,728	69,046
Severance pay fund	9,837	9,974
Intangible assets and goodwill, net	12,616	14,395
Long term prepaid expenses and lease deposits	288	466

	94,469	93,881
Total assets	$180,885	$196,056

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$12,087	$17,989
Other current liabilities	15,827	18,373

Total current liabilities	27,914	36,362
Accrued severance pay	10,213	10,278
Accrued pensions	841	792

Total long term liabilities	11,054	11,070
Stockholders’ equity:
Common stock	22	23
Additional paid-in capital	345,403	341,352
Accumulated other comprehensive income (loss)	922	(1,756)
Less – Cost of treasury stock	(125,175)	(122,236)
Accumulated deficit	(79,255)	(68,759)

Total stockholders’ equity	141,917	148,624

Total liabilities and stockholders’ equity	$180,885	$196,056